Exhibit No. 21.1

      Subsidiaries of Registrant
      --------------------------

      RDST, Inc. (Texas)

      Dial Thru.com, Inc (Delaware)

      DTI Com Inc., (California)

      Dial Thru International Argentina S.A. (Argentina)

      Dial Thru International Venezuela, C.A. (Venezuela)

      Dial Thru International Corporation, South Africa (South Africa)

      Rapid Link Telecommunications, GmbH, (Germany)